EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Astrotech Corporation

Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226060) and Form S-8 (Nos. 333-222623, 333-200706, 333-151752, 333-43159, 333-43181, and 333-36779) of our report dated September 30, 2019, with respect to the consolidated financial statements of Astrotech Corporation, included in the Annual Report on Form 10-K for the year ended June 30, 2019. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ArmaninoLLP

San Francisco, California

September 30, 2019